UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange At of 1934

Date of Report: September 30, 2005

STRATEGIC INTERNET INVESTMENTS, INCORPORATED
(Exact name of registrant as specified in its charter)

Delaware	33-28188	84-1116458
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

Suite 250 - 1090 West Georgia Street,
Vancouver, B.C.
Canada V6E 3V7

Registrant's telephone number, including area code: (604) 684-8662

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a -4(c))

Item 8.01 Other Events

A.

Strategic Internet Investments, Inc. arranges a letter of intent between Dexia Private Banking and Star Leisure & Entertainment for a mutual effort to realize the full financing for the construction of the Dream Island Project, Manama, Bahrain.

B.

The Company has changed its offices from Suite 450 – 650 West Georgia Street, Vancouver, B.C. Canada V6B 4N8 to Suite 250 – 1090 West Georgia Street, Vancouver, B.C. Canada V6E 3V7 and the telephone number remains at 604-684-8071.

Exhibit
Number	Description

99.1	News Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRATEGIC INTERNET INVESTMENTS, INCORPORATED

Date: September 30, 2005	By:	/s/ Ralph Shearing

Ralph Shearing
President